UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 7, 2019

CME GROUP INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31553	36-4459170
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 South Wacker Drive Chicago Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 930-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock	CME	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) of this chapter or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2019, the Board of Directors of CME Group Inc. filled the vacancy in the Class B-1 director position resulting from the passing of David J. Wescott. Yra G. Harris, 66, who was a Class B-1 nominee in the 2019 annual election of directors, was appointed to fill the vacancy to serve until the next annual meeting of shareholders. Mr. Harris will receive compensation for his service on the Board of Directors on the same terms as other non-executive directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.
Registrant

Date: August 9, 2019	By:	/s/ Kathleen M. Cronin
	Name:	Kathleen M. Cronin
	Title:	Senior Managing Director, General Counsel and Corporate Secretary